FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT
                 ----------------------------------------------


         This First Amendment to Loan and Security Agreement (hereinafter referred to as the "First Modification Agreement") is made as of the 7th day of September, 1996 by and among TAMMAC FINANCIAL CORP., a Delaware Corporation, having its principal office located at 100 Commerce Boulevard, Wilkes-Barre, Pennsylvania 18702 (hereinafter referred to as the "Lender"), and ILX INCORPORATED (f/k/a International Leisure Enterprises Incorporated), an Arizona Corporation, having its principal place of business located at 2777 East Camelback Road, Phoenix, Arizona 85016 (hereinafter referred to as the "Borrower").

                                R E C I T A L S:
                                ----------------

         A. On or about September 7, 1994, Borrower entered into a certain Loan and Security Agreement dated as of that date providing for Lender to advance certain sums to Borrower on a secured basis up to a maximum principal sum of Two Million ($2,000,000) Dollars (the "Loan Agreement").

         B. The obligations of the Borrower as more particularly set forth in the Loan Agreement, are evidenced by, among other documents, that certain Promissory Note dated September 7, 1994 executed and delivered by Borrower to TAMMAC in the principal sum of up to TWO MILLION ($2,000,000) DOLLARS (the "Note").

         C. To secure the payment and performance of the Borrower's obligations pursuant to the Loan Agreement and the Note, the Borrower executed and delivered to TAMMAC: (i) that certain Deed of Trust, Security Agreement and Financing Statement made as of September 7, 1994, designating the Borrower as "Grantor", the Public Trustee of Larimer County, Colorado as "Trustee", for the benefit of TAMMAC, as "Beneficiary" (the "Deed of Trust"), which Deed of Trust was recorded in the Larimer County recording office on September 13, 1994, as Reception Number 94075818, covering the "Premises" and "Trust Property" more particularly described therein; and (ii) that certain Collateral Assignment of Lease or Leases dated September 7, 1994 executed and delivered by Borrower, as "Assignor" in favor of Lender (the "Assignment of Leases"), which Assignment of Leases was recorded in the Larimer County recording office on September 13, 1994 as Reception Number 94075819, covering the Premises as more particularly described therein.

         D. In conjunction with the Loan, and to perfect the security interest granted by the Borrower to Lender in and to the Collateral described in the Loan Agreement, the Borrower executed and delivered to TAMMAC certain Uniform Commercial Code Financing Statements ("UCCs"), which UCCs were filed or recorded in the Offices of the Secretary of State of Arizona and the Larimer County, Colorado recording office.

         E. In conjunction with the Loan, the Borrower executed and delivered or caused to be executed and delivered to TAMMAC an Environmental Indemnity
Agreement with respect to the Premises, Incumbency Certificates, Corporate Resolutions, an Estoppel Certificate, a

Governmental Regulation Compliance Affidavit and related documents (the "Other Loan Documents").

         F. The Loan Agreement, the Note, the Deed of Trust, the Assignment of Leases, the UCC's and the Other Loan Documents, all as amended, modified, renewed, substituted or replaced, whether contemporaneously herewith or at any time hereafter, are hereinafter sometimes collectively referred to as the "Loan Documents."

         G. Contemporaneously with the execution and delivery of the Loan Documents, the Borrower amended that certain Financing Agreement dated September 11, 1991 (the "Financing Agreement") entered into by and among Borrower and Lender, setting forth the terms and conditions regarding Borrower's sale and Lender's purchase of certain consumer installment obligations generated at the Premises.

         H. Pursuant to the term of the Loan Agreement, the Draw Period expires on September 7, 1996.

         I. The Borrower has requested that Lender extend the Draw Period for an additional eighteen (18) months, increase the Advance Limit and amend and modify certain additional terms and conditions of the Loan Agreement.

         J. The Lender has agreed, subject to the terms and conditions hereinafter provided, to enter into this First Modification Agreement.

         NOW, THEREFORE, in consideration of Lender's present agreement to modify the Loan Documents as set forth herein, Borrower has agreed to execute and deliver this First Modification Agreement and in consideration of the mutual covenants, promises and agreements herein contained, it is agreed as follows:

1.       Definitions:
         ------------

         Unless otherwise defined herein, all capitalized and defined terms used herein shall have the same meaning set forth in the Loan Documents.

2.       Recitals:
         ---------

         The recitals set forth above are hereby incorporated herein as if set forth at length. The Borrower acknowledges and confirms that all of the aforesaid recitals are true, accurate and correct in all respects.

3.       Estoppel with Regard to Present Principal Balance Due.
         ------------------------------------------------------

         Borrower acknowledges and agrees that the outstanding unpaid principal balance remaining due to TAMMAC under the Loan, without offset, defense or counterclaim, as of the date of this First Modification Agreement, is:
$1,193,627.46.

4.       Continued Validity of Loan Documents:
         -------------------------------------

         Borrower hereby acknowledges, ratifies, confirms and affirms: (i) the extent and validity of the Loan Documents; (ii) that said Loan Documents are and remain valid, enforceable in accordance with their respective terms and are and remain in full force and effect as of the date hereof; (iii) that the Loan Documents are not subject to any real or personal defenses whatsoever; (iv) that pursuant to the security interests granted to Lender pursuant to the Loan Documents, the Loan Documents constitute a valid second mortgage lien upon the Premises and a continuing valid first perfected lien upon the property described in the UCC's, which security interest and liens secure the payment and performance of the Obligations due and owing under the Loan Documents. The Borrower warrants and represents that all representations contained in the Loan Documents are true and complete as of the date hereof, no warranty therein contained has been breached as of the date hereof and it is in full compliance with all the terms and conditions thereof and has performed all obligations on its part to be performed therein.

5.       Representations, Warrants and Covenants:
         ----------------------------------------

         The Borrower hereby represents, warrants and covenants as follows:

         A. The Borrower has disclosed its current financial condition and circumstances to Lender. Any and all substantial and/or material or adverse changes in its financial condition and circumstances which shall occur after the date of the disclosure of its financial condition shall be immediately brought to the attention of Lender by Borrower and Lender shall be promptly notified in writing of same by Borrower.

         B. To the best of Borrower's knowledge, information and reasonable belief, its execution, delivery and performance in accordance with the terms of this First Modification Agreement does not violate any applicable law, rule, regulation or order of any governmental authority or in any way conflict with or result in a breach of any of the terms, conditions or provisions of any other agreement or instrument to which it may be bound.

         C. The financial disclosures made by the Borrower accurately and fairly presents its financial condition and circumstances as of the date of this First Modification Agreement and there had been no further substantial and/or material adverse changes in its financial condition and circumstances as of the date of this First Modification Agreement.

         D. There are no actions, suits or proceedings pending (nor to the Borrower's knowledge any actions, suits or proceedings threatened, nor is there any basis therefore), against or in any way relating adversely to its properties in any court or before any arbitrator of any kind or before any governmental or non-government body which, if adversely determined, would singularly or in the aggregate have a material adverse affect on its financial condition.

         E. The Borrower has no knowledge of any material violations of and has not received written notice from any governmental authority concerning any environmental, health, fire, safety, building, engineering, or zoning or code violations with respect to the Premises or any portion thereof.

6.       Modification to All of the Loan Documents:

         A. Wherever the sum of TWO MILLION ($2,000,000.00) DOLLARS appears in the Loan Documents, same shall be deleted and the sum of $2,193,627.46 shall be inserted in lieu thereof.

         B. Wherever the word or words "Note" or "Promissory Note" shall appear, said term or terms shall be deemed to mean the Amended and Restated Promissory Note executed contemporaneously with this First Modification Agreement.

7. Modification to the Loan Agreement. From and after the date of this First Modification Agreement, the Loan Agreement is hereby modified as follows:

         A. Section I.1 is deleted and replaced with the following:

                  1. Acceptable Contract.: For purposes of this Agreement, an "Acceptable Contract" shall be a consumer contract or agreement and all related documents entered into between the Borrower as seller and/or lender and a Consumer as the purchaser and/or borrower of (or relating to) a timeshare interest defined in and created by the Project Documents, which satisfy the following requirements, and which are in all other respects acceptable to
Lender: (i) Borrower is the seller of a Unit Week under a Contract to a Consumer who is a United States resident, which Contract shall have a term of at least four years, except for non-interest bearing Contracts, which shall have a term of at least one year; (ii) the purchase price under the terms of the Contract is payable in not more than 84 equal monthly installments in U.S. currency; (iii) no monthly installment is more than 30 days contractually delinquent under the original terms of the Contract, and neither the Borrower nor the Consumer is (in the sole discretion of Lender) materially in default under the terms of the Contract; (iv) all documents relating to the Contract and Project have been executed and delivered and copies are readily available to Lender in the files of Borrower; (v) none of the Contracts are or shall be subject to any defense, offset, counterclaim, discount or allowance except as otherwise consented to in writing by Lender; (vi) the terms of any Contract and all related documents shall comply in all respects with all applicable laws and regulations promulgated thereunder, including without limitation, the provisions of the Federal Consumer Credit Protection Act of 1968, the Federal Consumer Leasing Act of 1976, the Real Estate Settlement Procedures Act, Regulation X, the Truth-in-Lending Act and Regulation Z; (vii) a cash down payment has been received in an amount equal to at least 10% of the purchase price under the Contract or, if the Consumer is upgrading his Unit Week, the 10% requirement may be met by aggregating the cash down payment and principal payments under the prior and current Contracts, prior to any discount; (viii) the rate of interest thereon applied to the unpaid balance (if said Contract provides for the payment of interest) is at least five (5) percentage points above the highest prime rate as announced in The Wall Street Journal on the business day preceding the closing of the Loan; (ix) the Consumer has immediate access to a Unit Week which has been developed to the specifications provided in the Project Documents, approvals and Contract; (x) at least one monthly payment has been made thereon and any applicable statutory or contractual "cooling off" or recision period has expired; (xi) under which no single Consumer has a balance due

Borrower in excess of $15,000.00, unless specifically approved in writing by Lender; (xii) Borrower is the sole owner of the Contract and has not sold, assigned, mortgaged, pledged or hypothecated all or any portion thereof, nor is the Contract subject to any claim, lien or security interest of any person or entity, including without limitation, the United States, or any agencies or instrumentality's thereof; and (xiii) an Acceptable Contract shall not include a contract where the Consumer shall have filed for protection under any bankruptcy or insolvency laws or shall have been the subject of a prior or existing judgment, repossession or foreclosure or any charge-off relating to any account;
(xiv) the Contract shall be valid, enforceable and legally binding upon the Consumer.

         B.       Section I.4 is deleted and replaced with the following:

                  4. Advance Limit: The term "Advance Limit" shall mean the loans or Advances which the Lender may, from time to time when requested by Borrower make to Borrower, and which shall not in the aggregate at any time exceed the lesser: (i) $2,193,627.46; or (ii) the product of eighty-five (85%) percent multiplied by the aggregate remaining principal balance of the Acceptable Contracts in which Lender is granted a security interest hereunder.

         C.       Section I.26 is deleted and replaced with the following:

                  26. Related Documents: "Related Documents" means, as applicable to each Contract, the credit package, which shall include, but not be limited to, a credit report relating to each of the Consumers executing said Contract issued by a nationally recognized credit reporting agency or service, security agreements, mortgages, mortgage deeds, deeds of trust securing the Contracts and encumbering the Unit Weeks, guaranty agreements, all records pertaining to the Contracts, including, but not limited to, all files, closing or settlement statements, title insurance reports and policies, copies of deeds, contracts, prospectuses delivered to Consumers, public offering statements, receipt of said prospectuses and public offering statements, truth-in-lending disclosure statements, information, documents, records and other writings or documents of every kind and nature submitted and/or executed by or on behalf of a Consumer and relating to the Contracts and the Consumer's financing thereof.

         D.       Section 2.2(a) is deleted and replaced with the following:

                  2.       Advance

                           (a)      At Borrower's request, Advances will be made
by Lender during the period commencing from the date of this First Modification Agreement and ending eighteen (18) months thereafter (the "Draw Period"), provided, however, that no Advances will be made to Borrower if an Event of Default exists, or if the aggregate amount of all Advances (including the Advance requested), exceeds or would exceed the Advance Limit.

         E.       Section II.9 is deleted and replaced with the following:

                  9. Mandatory Payments: Unless accelerated pursuant to the terms and conditions of this Agreement, or paid before the scheduled Maturity Date of the Loan, the

Borrower shall pay to Lender sixty-six (66) consecutive minimum monthly payments each in an amount equal to ninety-two (92%) percent of the scheduled monthly payments of principal and interest due on the Acceptable Contracts comprising the Collateral for the Loan ("Mandatory Payments"). All Mandatory Payments as herein above provided shall be applied first to the payment of accrued and unpaid interest and the balance, if any, shall be applied to the payment of the installments of principal then remaining unpaid. The aforesaid payments shall be payable in arrears on the first day of each calendar month commencing on the first day of October, 1996 and shall continue until such time as the full principal sum, together with all amounts owing under the Loan had been paid in full. The aforesaid payment shall be made payable out of the monthly collections received under the Acceptable Contracts. In the event the monthly collections are in excess of the applicable monthly Mandatory Payments as aforesaid, said excess shall be applied as a prepayment of the principal balance remaining due under the Loan. In the event the monthly collections from the Acceptable Contracts are insufficient to pay the aforesaid monthly principal and/or interest on the Loan the Borrower shall pay the interest and/or principal insufficiency on the first of each month as aforesaid.

         F.       The  following  Affirmative  Covenant  is  added at the end of
Section V:

                  24. Conversion of Contracts: Borrower agrees to pay to Lender a conversion fee equal to one hundred and twenty-five dollars ($125.00) for each Contract constituting an Acceptable Contract hereunder and pledged to Lender as security for the Borrower's Obligations, which Contract is converted, transferred or exchanged to, for, or with an interest in that certain timeshare condominium project, commonly known as Los Abrigados Resort & Spa, located at 160 Portal Lane, Sedona, Arizona, being developed by Los Abrigados Partners Limited Partnership, an Arizona Limited Partnership ("LAP"), an affiliate of Borrower (a "Conversion Contract"). Said fee shall be due and payable contemporaneously with LAP's acceptance of the Conversion Contract

8. Documentation to be furnished to Lender: Lender's Agreement to enter into this First Modification Agreement as herein set forth is expressly conditioned upon Lender's and its counsel's receipt, review and acceptance, prior to the execution and delivery of this First Modification Agreement (unless otherwise noted), of the following documentation and information:

         A. True copies of the existing Consumer documentation, if same differs from the Consumer documentation previously approved by Lender and its counsel or a statement to the effect that the existing Consumer Documentation has not changed.

         B. The filed Certificate or Articles of Incorporation and By-Laws, as amended to date for the Borrower. This requirement may be satisfied by a written certification that the Certificate or Articles of Incorporation and By-Laws of the Borrower, which are currently in Lender's possession, have not been amended or modified in any respect.

         C. The names and titles of all officers and directors of the Borrower.

         D. A certificate of good standing for the Borrower, or such other documentation as is reasonably satisfactory to Lender, in all jurisdictions in which Borrower is authorized or licensed to do business,

         E. Corporate franchise tax searches and/or certificate from the Director of Revenue, or such other documentation as is reasonably satisfactory to Lender, that no taxes are due to the taxing authorities having jurisdiction over the Borrower.

         F Continuation Uniform Commercial Code financing searches for the Borrower in all applicable jurisdictions where the Borrower is conducting business.

         G. An updated, completed and signed Environmental Questionnaire relating to the Resort.

         H. Federal tax lien, state tax lien, and judgment searches for the Borrower.

         I. Evidence of continuing compliance with all applicable federal, state and local environmental laws, rules, regulations and ordinances relating to the Resort and the Borrower.

         J. An updated listing and copy of all certificates, permits and licenses required in connection with the use and operation of the Resort and the sale and financing of Timeshare Estates.

         K. A listing and description of all pending lawsuits or similar proceedings involving the Borrower or the Resort, in which the Borrower or the Resort is a defendant or otherwise defending any claim which is in excess of ten thousand ($10,000.00) dollars.

         L.       An opinion letter from Borrower's counsel.

         M. An endorsement to the title insurance policy previously issued to lender increasing the amount of the coverage of title insurance policy to $2,193,627.46, and which confirms that the modification to the Deed of Trust has been properly indexed and recorded in the Larimer County recording office and that there are no exceptions, liens, mortgages, encumbrances, restrictions or similar or dissimilar clouds on title, except for Permitted Liens or other exceptions that are approved by its Lender and its counsel.

         N. All other documentation and information provided for herein or which Lender may request or require.

9. Further Assurances: Borrower agrees that it shall execute and/or deliver to Lender any documents, information or agreements as may be reasonably requested by Lender or its counsel at any time so long as any sums due or obligations to be performed under the Loan Documents remain unpaid or unperformed.

10. Release and Discharge of Lender: Borrower hereby releases and discharges Lender of and from all claims, causes of action, demands, damages or suits, at law or in equity, which it may, as of the date of this First Modification Agreement, have or claim to have against the

Lender relating to, rising out of or resulting from its lending relationship with the Lender, or with respect to the Obligations due to Lender as evidenced by the Loan Documents or the Premises or the other Collateral.

11. Governing Law: This First Modification Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to the principles of conflicts of laws.

12. Binding Effect: This First Modification Agreement is binding upon, inures to the benefit of and is enforceable by the successor and assigns of the parties hereto. This First Modification Agreement is not assignable by Borrower.

13. Non-Waiver: No failure or delay on the part of Lender, or its successors and assigns, in the exercise of any right, power or privilege pursuant to the Loan Documents or this First Modification Agreement is to be construed to be or operate as a waiver. Partial exercise of any right, power or privilege by Lender is not to preclude any further right, or power or privilege nor be deemed a waiver. Any waiver or modification of this First Modification Agreement or any other document, instrument or agreement executed by Borrower is to be in writing signed by the Borrower and Lender. Lender may, in its sole discretion, release, impair or surrender all or any of the interest granted hereunder or any other agreement executed by the Borrower without waiving, exhausting or impairing any of Lender's rights and remedies available pursuant to the Loan Documents, including this First Modification Agreement.

14. Inconsistent Rights or Remedies: In the event that any of the Loan Documents, including this First Modification Agreement, contain any inconsistent rights or remedies otherwise available to Lender, the rights and/or remedies accorded to Lender giving the Lender the greatest protection and/or affording Lender the greater rights and remedies shall control, the determination of which shall be left to the sole and exclusive discretion of Lender.

15. Representation by Counsel; Drafting of Agreement: Borrower acknowledges that it has had the opportunity to consult independent counsel of its own selection in connection with the matters covered by this First Modification
Agreement and that it has executed and delivered this First Modification Agreement (and any other documents referred to herein or in connection herewith) with the benefit of counsel and of its own free will and volition. Borrower also acknowledges and agrees that the terms of this First Modification Agreement had been negotiated in good faith by the parties and that said terms shall be construed in a neutral fashion without regard to the draftsmanship of this First Modification Agreement.

16. Severability: In the event that any portion of this First Modification Agreement is deemed unenforceable by a court of competent jurisdiction, such provision declared to be unenforceable is to be deemed to have been omitted from this First Modification Agreement and all such remaining terms and conditions of this First Modification Agreement are to continue in full force and affect.

17. Continued Effectiveness of Loan Documents: Except as specifically modified herein, all of the other terms and conditions of the Loan Documents shall remain in full force and effect and the parties hereto expressly confirm and ratify all of their respective liabilities, obligations, duties and responsibilities under and pursuant to said Loan Documents, as modified. It is the intention of the parties hereto that this First Modification Agreement shall not constitute a novation and shall in no way adversely affect or impair the lien priority of the Deed of Trust, as modified, and the security interests granted pursuant to the Loan Documents.

         IN WITNESS WHEREOF, the parties have executed and delivered this First Modification Agreement or caused this First Modification Agreement to be duly executed and delivered by their proper and duly authorized officers or representatives as of the day and year first above written.


ATTEST:                                     ILX INCORPORATED,
                                            an Arizona Corporation, Borrower



/s/ Stephanie Castronova                    By:/s/ Nancy J. Stone
------------------------------------           ---------------------------------
Stephanie Castronova, Secretary                Nancy J. Stone, President



WITNESS/ATTEST:                             TAMMAC FINANCIAL CORP.,
                                             a Delaware corporation, Lender



/s/ Joseph J. Lombardi                      By:/s/ Andy G. Roosa
-------------------------------------          ---------------------------------
Joseph J. Lombardi, Asst. Secretary            Andy G. Roosa, President
                                      -9-